UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 6, 2020

YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38116	90-0890517
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 Boswell Road, Chula Vista, CA 91914
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 934-3980

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YGYI	The Nasdaq Capital Market
Series D Preferred Stock	YGYIP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On March 6, 2020, CLR Roasters, Inc.(“CLR”), a wholly owned subsidiary of Youngevity International, Inc. (the “Company”) entered into a Finance, Security and ARAP Monetization Agreement (the “Agreement”) with H&H Export Y CIA. LTDA, and H&H Coffee Group Export Corp (collectively, “H&H”). H&H is the agent for the independent green coffee growers from which CLR purchases its unprocessed coffee beans and H&H also purchases processed coffee beans from CLR that it sells to third parties. The owners of H&H are also employees of CLR and manage the La Pita plantation in Nicaragua for which they receive a percentage of profit derived from green coffee sales processed in Nicaragua. Pursuant to the Agreement, H&H has agreed to allow a Nicaraguan agency (the “Agency”), to advance on behalf of H&H, approximately $22 million of the $30.1 million of accounts receivable owed by H&H to CLR for its purchase of processed green coffee during the 2019 season. The Agency has also entered into a $46.5 credit facility with H&H to provide funding for H&H’s future coffee purchases of unprocessed green coffee from independent producers. Of the 2020 sales amounts to be billed by CLR for future coffee purchases of processed coffee, CLR will be paid an additional amount, at a rate of $.225 per pound of processed green coffee shipped to customers, to be applied to the remaining outstanding 2019 accounts receivable balance owed by H&H to CLR. Until such time as the entire accounts receivable balance is paid in full, H&H has agreed not take any profit interest. CLR expects this arrangement to ensure that it has an adequate supply of unprocessed coffee beans for the 2020 season.

A copy of the Finance, Security and AR AP Monetization Agreement, dated March 6, 2020, by and between H&H Coffee Group Export Corp, H&H Export Y CIA. LTDA. and CLR Roasters, Inc. is attached as an exhibit to this Current report on Form 8-K and is incorporated herein reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.
	Exhibit 10.1	Finance, Security and AR AP Monetization Agreement, dated March 6, 2020 by and between H&H Coffee Group Export Corp, H&H Export Y CIA. LTDA. and CLR Roasters, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNGEVITY INTERNATIONAL, INC.

Date: March 10, 2020	By: /s/ David Briskie
Name: David Briskie
Title: President and Chief Financial Officer